Exhibit 99.1

PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (September 14, 2017) - TriLinc Global Impact Fund (“TriLinc”) announced today that it recently approved $41.3 million in term loan and trade finance transactions, bringing total financing commitments as of August 31, 2017 to $382.7 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, and Southeast Asia. Since TriLinc commenced operations and through August 31, 2017, TriLinc has funded $718 million in aggregate investments to 67 borrower companies, including $53 million in temporary investments. Of the aggregate investment amount, the Company has received $383.2 million in full aggregate transaction repayments (53.38% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. The transaction details are summarized below.

TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TriLinc recently approved $41.3 million in term loan and trade finance transactions that meet the Company’s requirements for underwriting, economic development, and societal advancement, as described below:

On August 1, 2017, TriLinc funded $250,000 as part of an existing $3,750,000 trade finance facility with a grain processor, established in the Cayman Islands, that operates in Uganda. With an interest rate of three month Libor + 9.50%, the transaction is set to mature on February 28, 2017 and is secured by maize inventory and receivables, with a collateral coverage ratio of ≥1.44x. The borrower sources 80% of its maize from local farmers through one of the borrower’s holdings which provides market, agricultural, and financial services to smallholder farmers in western and southern Uganda. The borrower encourages farmers to use quality inputs and methods to maximize crop yields and facilitate their ability to sell their harvests through a reliable process at fair pricing, thereby improving farmers’ livelihoods and contributing to regional food security. The borrower’s main offtakers, located across Uganda, Kenya, and Rwanda, use the maize to produce products, such as nutrient enriched ready-to-use therapeutic food, to meet the nutritional demand of the region’s growing population.

On August 3, 2017, TriLinc funded $15,500,000 as part of a new $15,500,000 year senior secured term loan to a tank farm operator in Ghana with operations in the trading, storage, distribution and logistics of refined petroleum products. Priced at 12.00%, the transaction is set to mature on August 10, 2021 and is secured by first-lien mortgage on the tank farm assets, assignment of all cash flows from the borrower, among others, with a cash flow coverage ratio of ≥3.6x. In order to maintain reliable supplies for oil marketing companies and consumers, there has been an increasing demand for new strategic petroleum storage and distribution infrastructure in Ghana, where tank farm capacity is one of the lowest in the region considering the size of the country’s economy. TriLinc’s financing will be used for capital expenditure required for the completion of a new tank farm, expected to service about 500 retail outlets in total. This tank farm will significantly decongest existing infrastructure by minimizing shortages in the system and reducing pressure on loading gantries and waiting times for bulk road vehicles or tankers. Increasing the national buffer-stock of finished petroleum products will contribute to the overall increase in available energy throughout the country.

Between August 4, 2017 and August 23, 2017, TriLinc funded two separate transactions, totaling $10,186,373, as part of an existing $14,000,000 trade finance facility to a non-ferrous metals trader based in Hong Kong that imports London Metal Exchange grade copper and nickel into the Chinese and Indian markets. Priced at 9.50%, the transactions are set to mature between January 31, 2018 and February 19, 2018 and are secured by an assignment of sales contracts, underlying accounts receivables, personal guarantees, and power of attorney over the borrowers’ account, with a collateral coverage ratio of ≥1.21x. TriLinc’s financing will be used to finance the sale of copper and nickel products to SMEs throughout India. The borrower and its suppliers aim to increase the accessibility of metal products for SMEs by facilitating the purchase of small quantities on a just-in-time basis and at an affordable contract cost. Increasing the copper and nickel supply within India aids in enhancing the economic viability of the country through meeting the growing infrastructure demands of its population.

On August 10, 2017, TriLinc funded $3,700,000 as part of a new $10,800,000 senior secured term loan to a sustainable timber exporter located in New Zealand that sources logs in-country to supply the Indian timber sector. Priced at 11.50%, the transaction is set to mature on February 10, 2021 and is secured by stumpage rights acquired by the borrower, logs harvest by the borrower, security interest over the assets relevant to the stumpage rights, among others, with a cash flow coverage ratio of ≥1.02x. The borrower operates a vertically integrated business model with different entities focusing on supporting plantation development, harvesting, and transportation. TriLinc’s loan will finance the acquisition of stumpage rights to harvest timber from sustainably managed timber plantations that operate in accordance with the New Zealand Resource Management Act and Environmental Code of Practice for Plantation Forestry. The majority of harvest contractors and workers are sourced from the Maori tribes and local communities, and it is expected that ongoing harvesting and management of these assets will generate substantial employment and commercial opportunities for the Maori. Most of the harvest will be shipped to India, where the timber sector is growing rapidly due to an increase in construction activity, coupled with rising consumer demand.

On August 18, 2017, TriLinc funded $9,945,000 as part of a new $15,000,000 trade finance facility to a resource trader based in Hong Kong and operating in Indonesia. Priced at 10.00%, the transaction is set to mature on November 16, 2017 and is secured by a corporate and personal guarantee, assignment of contract, and account charge over bank account, with a cash flow coverage ratio of ≥1.18x. TriLinc’s financing will support the purchase and procurement of resources from mid-sized suppliers in Indonesia to be sold to a large Indian multinational. The borrower supports the supply chain on the ground, generally managing all local logistics, regulatory issues, operational risk, and supplier relationships. The borrower is indirectly supporting job creation and fostering local economic development in Indonesia through its close relationships with supplier companies who are constructing educational and health facilities and enhancing infrastructure development, such as electricity distribution, clean water access, and transportation. Additionally, the borrower is directly addressing the growing electricity demand in India stemming from economic development, urbanization, and improved electricity infrastructure in many regions of the country.

On August 18, 2017, TriLinc funded $655,000 as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transaction is set to mature on October 22, 2018.  The financing is secured by inventory, accounts receivable, and purchase contracts, with a collateral coverage ratio of ≥4.00x.  The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint. TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

On August 31, 2017, TriLinc funded $720,681, as part of an existing $11,000,000 revolving senior secured trade finance facility with a mobile phone distributor based in Hong Kong, which specializes in the trading and distribution of mobile phones, cameras, music players and home appliances, Priced at 10.00%, the transaction is set to mature on November 29, 2017 and is secured by receivables, personal and corporate guarantees, a collection account, and properties in Hong Kong., with a cash flow coverage ratio of ≥1.18x..The borrower was appointed to be the exclusive distributor in India for a large multinational networking and telecommunications equipment company. India has the fastest-growing smartphone market in the world, and TriLinc’s financing will support the distribution of mobile phones throughout the country that are both high quality and affordable. In addition to expanding access to technology within India, the borrower maintains an active corporate social responsibility program in India that is focused on bringing technological education to the youth in West Bengal.

“TriLinc’s recent investments demonstrate our commitment to enhancing innovative supply chains across a variety of industries,” said Gloria Nelund, CEO of TriLinc. “By financing companies that range from a timber exporter supplying India with sustainable, quality construction materials, to a non-ferrous metals trader selling copper and nickel products on a just-in-time basis to SMEs in India and China, TriLinc is supporting SMEs that drive infrastructure development  around the world.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.